Exhibit 8.2

October 9, 2020	Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105-2669 +1 415 773 5700 orrick.com

Specialists On Call, Inc.

1768 Business Center Drive, Suite 100

Reston, Virginia 20190

Ladies and Gentlemen:

We have acted as counsel to Specialists On Call, Inc., a Delaware corporation, in connection with the transactions described in the Registration Statement on Form S-4 (File No. 333-248097), originally filed with the Securities and Exchange Commission on August 18, 2020 and as amended through the date hereof (the “Registration Statement”) of which this exhibit is a part. Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement, the Merger Agreement and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Merger Agreement and the Registration Statement are true, correct and complete in all material respects; that the Mergers will be completed in accordance with the Merger Agreement and the Registration Statement and that all covenants contained in the Merger Agreement (including exhibits thereto) will be performed without waiver or breach of any material provision thereof; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Specialists On Call, Inc.
October 9, 2020

Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the discussion under the heading “Certain Material U.S. Federal Income Tax Consequences of the Mergers to Holders of SOC Telemed Capital Stock that are United States Persons” contained in the Registration Statement, insofar as it relates to statements of United States federal income tax law, is accurate in all material respects.

No opinion is expressed as to any matter not discussed herein.

We are furnishing this opinion to you solely in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the “1933 Act”), nor do we thereby admit that we are “experts” within the meaning of such term as used in the 1933 Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP